                                                                    EXHIBIT 10.1

                 REVOLVING CREDIT LOAN AGREEMENT AND GUARANTY



                                 BY AND AMONG


                    ADVANCED TECHNOLOGY LABORATORIES, INC.,
                           A WASHINGTON CORPORATION


                                 AS BORROWER,

                             ATL ULTRASOUND, INC.,
                           A WASHINGTON CORPORATION


                                 AS GUARANTOR,

                                      AND

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                               DOING BUSINESS AS
                                 SEAFIRST BANK



                                  AS LENDER.

                               TABLE OF CONTENTS

                                   ARTICLE 1
      DEFINITIONS...........................................................  1
Section 1.1       Certain Defined Terms.....................................  1
                  ---------------------
Section 1.2       General Principles Applicable to Definitions..............  7
                  --------------------------------------------
Section 1.3       Accounting Terms..........................................  7
                  ----------------

                                   ARTICLE 2
      U.S. DOLLAR FACILITY..................................................  7
Section 2.1       Loans.....................................................  7
                  -----
Section 2.2       Manner of Borrowing a Loan................................  7
                  --------------------------
Section 2.3       Reduction of Commitment...................................  7
                  -----------------------
Section 2.4       Repayment of Principal....................................  7
                  ----------------------
Section 2.5       Interest on Loans.........................................  7
                  -----------------
Section 2.6       Prepayments............................................... 10
                  -----------
Section 2.7       Revolving Note............................................ 10
                  --------------
Section 2.8       Manner of Payments........................................ 11
                  ------------------
Section 2.9       Commitment Fees........................................... 11
                  ---------------
Section 2.10      Extension of Maturity Date................................ 11
                  --------------------------

                                   ARTICLE 3
      MULTICURRENCY FACILITY................................................ 11
Section 3.1       Multicurrency Advances.................................... 11
                  ----------------------
Section 3.2       Multicurrency Note........................................ 12
                  ------------------

                                   ARTICLE 4
      STANDBY LETTER OF CREDIT FACILITY..................................... 12
Section 4.1       Issuance.................................................. 12
                  --------
Section 4.2       Fees...................................................... 12
                  ----
Section 4.3       Yield Indemnity........................................... 12
                  ---------------
Section 4.4       Collateral................................................ 12
                  ----------

                                   ARTICLE 5
      CONDITIONS OF LENDING................................................. 13
Section 5.1       Conditions to Initial Loan................................ 13
                  --------------------------
Section 5.2       Conditions to All Loans................................... 13
                           -----------------------

                                   ARTICLE 6
      REPRESENTATIONS AND WARRANTIES........................................ 14
Section 6.1       Corporate Existence and Power............................. 14
                  -----------------------------
Section 6.2       Corporate Authorization................................... 14
                  -----------------------
Section 6.3       Government Approvals, Etc................................. 14
                  -------------------------
Section 6.4       Binding Obligations, Etc.................................. 14
                  ------------------------
Section 6.5       Litigation................................................ 14
                  ----------
Section 6.6       Financial Condition....................................... 14
                  -------------------
Section 6.7       Title and Liens........................................... 15
                  ---------------
Section 6.8       Taxes..................................................... 15
                  -----
Section 6.9       Laws, Orders; Other Agreements............................ 15
                  ------------------------------
Section 6.10      Federal Reserve Regulations............................... 15
                  ---------------------------
Section 6.11      ERISA..................................................... 16
                  -----
Section 6.12      Subsidiaries.............................................. 16
                  ------------
Section 6.13      Patents, Licenses, Franchises............................. 16
                  -----------------------------
Section 6.14      Investment Company; Public Utility Holding Company........ 16
                  --------------------------------------------------

                                   ARTICLE 7
      AFFIRMATIVE COVENANTS................................................. 16
Section 7.1       Use of Proceeds........................................... 17
                  ---------------
Section 7.2       Financial Statements...................................... 17
                  --------------------
Section 7.3       Inspection of Property.................................... 17
                  ----------------------
Section 7.4       Payment of Taxes.......................................... 17
                  ----------------
Section 7.5       Preservation of Corporate Existence....................... 17
                  -----------------------------------
Section 7.6       Maintenance of Property................................... 18
                  -----------------------
Section 7.7       Insurance................................................. 18
                  ---------
Section 7.8       Records and Accounts...................................... 18
                  --------------------
Section 7.9       Additional Payments; Additional Tax....................... 18
                  -----------------------------------
Section 7.10      Notification.............................................. 18
                  ------------
Section 7.11      Maintenance of Quick Ratio................................ 18
                  --------------------------
Section 7.12      Maintenance of Current Ratio.............................. 18
                  ----------------------------
Section 7.13      Maintenance of Tangible Net Worth......................... 19
                  ---------------------------------

                                   ARTICLE 8
      NEGATIVE COVENANTS.................................................... 19
Section 8.1       Limitations on Liens...................................... 19
                  --------------------
Section 8.2       Limitations on Indebtedness............................... 19
                  ---------------------------
Section 8.3       Limitations on Dividends.................................. 20
                  ------------------------
Section 8.4       Limitations on Stock Repurchases.......................... 20
                  --------------------------------
Section 8.5       Limitation on Investments................................. 20
                  -------------------------
Section 8.6       Merger or Sale of Assets.................................. 21
                  ------------------------
Section 8.7       Limitation on Capital Expenditures........................ 21
                  ----------------------------------
Section 8.8       Maintenance of Leverage Ratio............................. 21
                  -----------------------------
Section 8.9       Limitation on Net Losses.................................. 22
                  ------------------------
Section 8.10      Transactions with Affiliates.............................. 22
                  ----------------------------

                                   ARTICLE 9
      EVENTS OF DEFAULT....................................................  22
Section 9.1       Events of Default......................................... 22
                  -----------------
Section 9.2       Consequences of Default................................... 23
                  -----------------------

                                  ARTICLE 10
      GUARANTY.............................................................. 24
Section 10.1      Guaranteed Obligations.................................... 24
                  ----------------------
Section 10.2      Guarantor's Consent....................................... 24
                  -------------------
Section 10.3      Guarantor's Waiver........................................ 24
                  ------------------
Section 10.4      Unconditional Guaranty.................................... 24
                  ----------------------
Section 10.5      Waiver of Subrogation..................................... 24
                  ---------------------

                                  ARTICLE 11
      MISCELLANEOUS......................................................... 25
Section 11.1      No Waiver; Remedies Cumulative............................ 25
                  ------------------------------
Section 11.2      Governing Law............................................. 25
                  -------------
Section 11.3      Consent to Jurisdiction................................... 25
                  -----------------------
Section 11.4      Notices................................................... 25
                  -------
Section 11.5      Assignment................................................ 25
                  ----------
Section 11.6      Severability.............................................. 25
                  ------------
Section 11.7      Survival.................................................. 26
                  --------
Section 11.8      Conditions Not Fulfilled.................................. 26
                  ------------------------
Section 11.9      Entire Agreement; Amendment............................... 26
                  ---------------------------
Section 11.10     Headings.................................................. 26
                  --------
Section 11.11     Prevailing Party Attorney's Fees.......................... 26
                  --------------------------------
Section 11.12     Counterparts.............................................. 26
                  ------------
Section 11.13     Confidentiality........................................... 26
                  ---------------

Section 11.14     CONCERNING ORAL AGREEMENTS................................ 26
                  --------------------------

SCHEDULES

         Schedule 1        Prepayment Fees
         Schedule 2        Borrower and Subsidiary Schedule
         Schedule 3        Notice Addresses

EXHIBITS

         Exhibit A         Form of Revolving Note
         Exhibit B         Form of Multicurrency Note
         Exhibit C         Form of Multicurrency Borrowing Notice
         Exhibit D         Form of Quarterly Officer's Certificate

                 REVOLVING CREDIT LOAN AGREEMENT AND GUARANTY
                 --------------------------------------------

         THIS REVOLVING CREDIT AGREEMENT AND GUARANTY ("Agreement") is made effective as of July 1, 1997, by and among Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK, successor by merger to Seattle-First National Bank, (the "Lender"), ADVANCED TECHNOLOGY LABORATORIES, INC., a Washington corporation (the "Borrower") and ATL ULTRASOUND, INC., a Washington corporation, (the "Guarantor"). This Agreement replaces the Revolving Credit Loan Agreement and Guaranty dated as of June 26, 1992, and all amendments thereto.


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

         Section 1.1    Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms have the following meanings:

         "Aggregate Collateral Value" shall mean (i) the market value of
          --------------------------
Marketable Securities pledged to secure the L/C Obligations, multiplied by (ii) the following percentages as to the category of Marketable Securities indicated:

              =======================================================================================================
                                     SECURITY TYPE                                          ADVANCE PERCENTAGE
              -------------------------------------------------------------------------------------------------------
               Seafirst Bank Time Deposits                                                   100%
              -------------------------------------------------------------------------------------------------------
               Money Market Mutual Funds                                                      90%
              -------------------------------------------------------------------------------------------------------
               U.S. Common Stocks (by S&P Rating) other
               than Bank America Corporation:
                        A+, A, A-                                                             75%
                        B+                                                                    60%
                        B                                                                     50%
              -------------------------------------------------------------------------------------------------------
               Bank America Corporation Common or                                             70%
               Preferred Stock
              -------------------------------------------------------------------------------------------------------
               U.S. Corporate and Municipal Bonds
                        S&P AAA & AA or Moody's Aaa & Aa                                      80%
                        S&P A or Moody's A                                                    75%
                        S&P BBB or Moody's Baa                                                50%
              -------------------------------------------------------------------------------------------------------
               U.S. Government Issued or Guaranteed
               (Treasury Bills, Treasury Notes, Treasury Bonds),
               by years to maturity:
                        less than 1 year                                                      90%
                        1 to 5 years                                                          85%
                        more than 5 years                                                     80%
              -------------------------------------------------------------------------------------------------------
               U.S. Government Sponsored (e.g., Farm                                          75%
               Credit System, Federal Home Loan Bank,
               FNMA)
              -------------------------------------------------------------------------------------------------------
               Bankers Acceptances (Accepting bank is                                         90%
               Seafirst Bank or another Bank America
               Corporation affiliate
              -------------------------------------------------------------------------------------------------------
               Commercial Paper issued by U.S. companies
               and rated:

                        A1/P1                                                                 90%
              =======================================================================================================

              =======================================================================================================
                       SECURITY TYPE                                          ADVANCE PERCENTAGE
              -------------------------------------------------------------------------------------------------------
                        A2/P2                                                         85%
              =======================================================================================================

         "Applicable Interest Period" means, with respect to any Loan accruing
          --------------------------
interest at a Fixed Rate, or any Multicurrency Advance, the period commencing on the first date the Borrower elects to have such Fixed Rate apply to such Loan pursuant to Section 2.5(d) or, as the case may be, the day of funding a Multicurrency Advance, and ending:

                  (a) No less than seven (7) and no more than thirty (30) days thereafter in the case of a Quoted Rate Loan as specified in the Interest Rate Notice given in respect of such loan; or

                  (b) One, two, three or six months thereafter in the case of a LIBOR Loan as specified in the Interest Rate Notice given in respect of such Loan, or in the case of a Multicurrency Advance specified in the Multicurrency Borrowing Notice given in respect of such Multicurrency Advance;

provided, however, that no Applicable Interest Period may be selected if it
--------  -------
extends beyond the Maturity Date.

         "Applicable Interest Rate" means for each Loan, the Reference Rate, the
          ------------------------
Quoted Rate or LIBOR Rate as designated by the Borrower in an Interest Rate Notice given with respect to such Loan (or portion thereof) or otherwise determined pursuant to Section 2.5(d).

         "Available Amount" means the Commitment, minus the outstanding
          ----------------
principal balances of all Loans outstanding, minus the sum of the U.S. dollar equivalent of the outstanding principal balance of all Multicurrency Advances, based on the Exchange Rate for each such Multicurrency Advance.

         "Borrower" means Advanced Technology Laboratories, Inc., a Washington
          --------
corporation, and any permitted Successor or assign pursuant to the terms of this Agreement.

         "Business Day" means any day other than Saturday, Sunday or another day
          ------------
on which banks are authorized or obligated to close in Seattle, Washington, except in the context of the selection of a LIBOR Loan or the calculation of the LIBOR Rate for any Applicable Interest Period, in which event "Business Day" means any day other than Saturday or Sunday on which dealings in foreign currencies and exchange between banks may be carried on in London, England and Seattle, Washington.

         "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time.

         "Collateral Account" shall mean an account established by Borrower with
          ------------------
the Custodian, pledged by Borrower to Lender to secure the L/C Obligations, and subject to a custodial agreement and pledge instructions satisfactory to Lender.

         "Commitment" and "Commitment Period" have the meanings given in Section
          ----------       -----------------
2.1.

         "Consolidated Net Income" means for any period the consolidated net
          -----------------------
income of the Guarantor, Borrower, and Borrower's Consolidated Subsidiaries, excluding all extraordinary items (other than utilization of net operating loss carry-forwards), after eliminating all intercompany items and portions of earnings properly attributable to minority interests in stock of any Subsidiary of Borrower, all computed in accordance with generally accepted accounting principles.

         "Consolidated Subsidiaries" means those Subsidiaries that are included
          -------------------------
in determining the consolidated financial condition of Guarantor or Borrower in accordance with generally accepted accounting principles.

         "Controlled Group" means all members of a controlled group of
          ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

     "Custodian" shall mean BNY Western Trust Company or other custodian
      ---------
satisfactory to Lender in its sole discretion.

     "Default" means any event which but for the passage of time or the giving
      -------
of notice or both would be an Event of Default.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Event of Default" has the meaning given in Section 9.1.
      ----------------

     "Exchange Rate" shall mean the rate of exchange actually obtained by Lender
      -------------
for a given currency in funding a Multicurrency Advance in such currency.

     "Fixed Rate" means the Quoted Rate or the LIBOR Rate, as applicable.
      ----------

     "Fixed Rate Loan" means any Quoted Rate Loan or LIBOR Loan.
      ---------------

     "Fiscal Year" means the year, for accounting purposes, which ends on
      -----------
December 31st of each calendar year.

     "Guarantor" means ATL Ultrasound, Inc., a Washington corporation.
      ---------

     "Government Approval" means an approval, permit, license, authorization,
      -------------------
certificate, or consent of any Governmental Authority.

     "Governmental Authority" means the government of the United States or any
      ----------------------
State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

     "Indebtedness" means for any person (i) all items of indebtedness or
      ------------
liability (except capital, surplus, deferred taxes and deferred revenues as such) which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (ii) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, (iv) any other obligations of such person under leases which shall have been or should be recorded as capital leases and (v) obligations of such person for unsatisfied judgments or orders; provided, however, Indebtedness does
                                            --------  -------
not include accounts payable and accrued expenses arising in the ordinary course of such person's business, payable on terms customary in the trade.

     "Interest Rate Notice" shall have the meaning given in Section 2.5(d).
      --------------------

     "L/C Agreement" shall have the meaning given in Section 4.1.
      -------------

     "L/C Obligations" shall have the meaning given in Section 4.4.
      ---------------

     "Lender" means Bank of America National Trust and Savings Association,
      ------
doing business as Seafirst Bank, and any Successors thereto or permitted assigns thereof.

     "Letter of Credit" shall have the meaning given in Section 4.1.
      ----------------

     "LIBOR Loan" means any Loan or portion thereof bearing interest at the
      ----------
LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to any LIBOR Loan for any Applicable
      ----------
Interest Period, an interest rate per annum equal to the sum of (a) the applicable Usage Factor and (b) the product of (i) the Euro-dollar Rate in effect for such Applicable Interest Period and (ii) the Euro-dollar Reserves in effect on the first day of such Applicable Interest Period.

          The "Euro-dollar Rate" will be determined on the basis of the offered rate for deposits in U.S. Dollars for the Applicable Interest Period commencing on the first day of such Applicable Interest Period (the "Reset Date") which appears on the display designated as the "LIBO" page in the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks; or such other financial news service provider to which Lender and Borrower mutually agree) as of 11:00 o'clock a.m., London time, on the day that is two Business Days preceding the Reset Date. If at least two such offered rates appear on such Reuters screen LIBO page, the Euro-dollar Rate in respect of that Reset Date will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the Euro-dollar Rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks (selected by Lender) in the London interbank market at approximately 11:00 o'clock a.m., London time, on the day that is two Business Days preceding the Reset Date to prime banks in the London interbank market for the Applicable Interest Period. The Lender will request the principal London office of each of the four banks to provide a quotation of its rate. If at least two such quotations are provided, the Euro-dollar Rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Euro-dollar Rate in respect of that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City (selected by the Lender) at approximately 11:00 o'clock a.m., New York city time, on that Reset Date for loans in U.S. Dollars in an amount equal to the applicable Loan to leading banks in Europe for the Applicable Interest Period.

          As used herein, the term "Euro-dollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which the Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each Loan shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under such Regulation D. Each LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-dollar Reserves.

     "Lien" means, for any person, any security interest, pledge, mortgage,
      ----
charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, except (i) liens for Taxes which are not
                                 ------
delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; and (iii) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

     "Loan Documents" means this Agreement, the Multicurrency Note, the L/C
      --------------
Agreement, and the Revolving Note.

     "Loans" has the meaning given in Section 2.1.
      -----

     "Marketable Securities" shall mean securities of the types listed under the
      ---------------------
definition of "Aggregate Collateral Value" above; provided, that only securities having a minimum per-share price of $15 shall be deemed "Marketable Securities."

     "Maturity Date" means June 30, 2000 or such later date as shall be
      -------------
established pursuant to Section 2.10 hereof.

     "Multicurrency Advances" shall have the meaning given in Subsection 3.1.
      ----------------------

     "Multicurrency Borrowing Notice" shall have the meaning given in Section
      ------------------------------
3.1.

     "Multicurrency Note" shall have the meaning given in Section 3.2.
      ------------------

     "Multicurrency Rate" shall mean for each Multicurrency Advance (i) the per
      ------------------
annum rate for the currency advanced, calculated on the basis of actual number of days elapsed over a year of 365/366 days as to Canadian Dollars and British Pounds Sterling, and on the basis of actual number of days elapsed over a year of 360 days as to all other currency, determined by Lender to be the applicable borrowing rate for such currency in an amount and for the Applicable Interest Period of the Multicurrency Advance requested, as determined between 6:30 a.m. and 7:00 a.m., Seattle time, on the day which is (a) two Business Days prior to the date of such Multicurrency Advance as to all currencies other than Canadian Dollars, and (b) one Business Day prior to the date of such Multicurrency Advance as to Canadian Dollars; which rate shall be a rate within 0.125% of the index rate appearing on the display designated as "Page 3740" and "Page 3750" on the Telerate Service, or such other financial news service provided to which Lender and Borrower mutually agree, for such currency between 6:30 a.m. and 7:00 a.m. on the same date; plus (ii) the applicable Usage Factor.

     "Notice of Borrowing" means a request for a Loan from Borrower delivered to
      -------------------
Lender and containing the information set forth in Section 2.2 which shall be delivered prior to 10:00 a.m. (Seattle time) on the requested date of borrowing of a Reference Rate Loan or a Quoted Rate Loan and at least three (3) Business Days before the requested date of borrowing in the case of a LIBOR Loan. Requests for borrowing received after the designated hour will be deemed received on the next succeeding Business Day. A Notice of Borrowing may be given in writing or telephonically (but if given telephonically, shall be confirmed in writing prior to 12:00 noon (Seattle time) on the first day of the Applicable Interest Period).

     "Officer's Certificate" means a certificate signed in the name of the
      ---------------------
Borrower or Guarantor, as the case may be, by its Chairman, President, senior financial officer, or Treasurer.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means an "employee pension benefit plan" (as such term is
      ------------
defined in ERISA) from time to time maintained by the Borrower or a member of the Controlled Group.

     "Permitted Foreign Governments" shall mean the governments of the nations
      -----------------------------
of Canada, United Kingdom, Germany, France, Belgium, Austria, Netherlands, Australia, Italy, Argentina, China, and Singapore, or any agencies thereof entitled to commit the full faith and credit of such national government.

     "Person" shall mean any natural person, corporation, unincorporated
      ------
organization, limited liability company, trust, joint stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

     "Plan" shall mean, at any time, an employee pension benefit plan which is
      ----
covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by the Borrower or any member of a Controlled Group for employees of the Borrower or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Quoted Rate" means, with respect to any Quoted Rate Loan for any
      -----------
Applicable Interest Period, an interest rate per annum, as determined by Lender in its sole discretion and quoted to Borrower.

     "Quoted Rate Loan" means a Loan or portion thereof bearing interest at the
      ----------------
Quoted Rate.

     "Reference Rate" means the rate of interest publicly announced from time to
      --------------
time by Lender in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

     "Reference Rate Loan" means a Loan or portion thereof bearing interest at
      -------------------
the Reference Rate.

     "Revolving Note" has the meaning given in Section 2.7.
      --------------

     "Subsidiary" means any corporation of which a majority (by number of shares
      ----------
or by number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by the Guarantor or Borrower.

     "Successor" means, for any corporation or banking association, any
      ---------
successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

     "Tangible Net Worth" shall have the meaning given in Section 7.3.
      ------------------

     "Tax" means for any person any tax, assessment, duty, levy, impost or other
      ---
charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing, provided, however, as used herein a "Tax"
                                 --------  -------
imposed on or assessed against the Lender shall not include any income tax, business and occupation tax, gross receipts tax, value added tax, franchise tax, tax penalty (unless the tax penalty is the result of Borrower's failure to perform its obligations hereunder) or any other tax imposed generally upon the business of the Lender if any of the above taxes are imposed by a Governmental Authority of a jurisdiction (including a municipal, state, national or federal jurisdiction) under the laws of which Lender is organized, maintains a place of business or would otherwise be subject to taxation without regard to the transactions with Borrower and Guarantor contemplated by this Agreement or the activities of Borrower and Guarantor.

     "Unfunded Vested Liabilities" shall mean, with respect to any Plan, at any
      ---------------------------
time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Usage Factor" means, in any calendar quarter, the percentage set forth
      ------------
below for any LIBOR Loan, expressed as a function of the average daily principal balance of Loans outstanding during such quarter:


                      Average Daily Balance of Loans             Usage Factor
                                                                 ------------
                         and U.S. Dollar equivalent of
                      Multicurrency Advances Outstanding
                      ----------------------------------
                            Less than $7.5 million                  5/8%

                            $7.5 million or more             3/4%


     Section 1.2  General Principles Applicable to Definitions.  Definitions
                  ---------------------------------------------
given in Section 1.1 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to he or it shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended.

     Section 1.3  Accounting Terms  Except as otherwise provided herein,
                  ----------------
accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied.


                                   ARTICLE 2
                             U.S. DOLLAR FACILITY
                             --------------------

     Section 2.1  Loans.  Lender agrees on the terms and conditions of this
                  -----
Agreement to make loans ("Loans") to the Borrower from time to time on Business Days during the period beginning on the date hereof and ending on the Maturity Date (the "Commitment Period"), up to the Available Amount, in an aggregate principal amount not exceeding Fifteen Million Dollars ($15,000,000) less any reductions made pursuant to Section 2.3 (the "Commitment").

     Section 2.2  Manner of Borrowing a Loan.  The Borrower shall give Lender
                  --------------------------
the required Notice of Borrowing specifying the date of the borrowing of any Loan and the amount thereof, which shall be in integral multiples of Five Hundred Thousand Dollars ($500,000) and, for a Quoted Rate Loan, in a minimum amount of Five Million Dollars ($5,000,000). Such notice shall be irrevocable and shall be deemed to constitute a representation and warranty by the Borrower that as of the date of the notice the statements set forth in Article 6 hereof are true and correct and that no Default or Event of Default has occurred and is continuing. Upon fulfillment to the Lender's satisfaction of the applicable conditions set forth in Article 5, the Lender will promptly make such immediately available funds available to the Borrower by depositing them to the ordinary checking account maintained by the Borrower with the Lender.

     Section 2.3  Reduction of Commitment.  Upon not less than ten (10) Business
                  -----------------------
Days' written notice to the Lender, the Borrower may terminate the Commitment in whole or in part, provided that in no event may the Commitment be reduced to an
                  --------
amount less than the outstanding principal balance of the Loans plus the U.S. Dollar equivalent of the outstanding principal balance of all Multicurrency Advances.

     Section 2.4  Repayment of Principal.  The Borrower shall repay to the
                  ----------------------
Lender the principal amount of each Loan on the Maturity Date.

     Section 2.5  Interest on Loans.
                  -----------------

          (a)     Interest Rate.  The Borrower agrees to pay to Lender interest
                  -------------
     on the unpaid principal amount of each Loan from the date of such Loan until such Loan shall be due and payable at a per annum rate equal to the Applicable Interest Rate, and, if default shall occur in the payment when due of any such Loan, from the maturity of that Loan until it is paid in full at a per annum rate equal to two percentage points (2%) above the Reference Rate (changing as the Reference Rate changes).

          (b)     Interest Payment Dates.  Accrued but unpaid interest on each
                  ----------------------
     Fixed Rate Loan shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid), and at maturity and, in the case of a LIBOR Loan for which the Applicable Interest Period is six months, on the day that is three months after the commencement of such Applicable Interest Period. Accrued but unpaid interest on each Reference Rate Loan shall be paid on the last Business Day of each calendar quarter commencing on June 30, 1997, and continuing on the last Business Day of each March, June, September and December thereafter and on the date of any principal payment (to the extent accrued on the principal amount paid) and at maturity. Unpaid interest accruing on amounts in default shall be payable on demand.

          (c) Adjustments in Interest Rate Resulting from Usage Factor Changes.
              ----------------------------------------------------------------
     During any calendar quarter, interest shall initially accrue and be paid on LIBOR Loans based on the Usage Factor that would apply if, during such calendar quarter, the average daily outstanding balance of Loans was less than $7,500,000 (the "Preliminary Usage Factor"). The interest as so accrued and paid shall be subject to adjustment as provided in this Section at the end of the calendar quarter for the actual Usage Factor for such quarter. At the end of each calendar quarter, Lender shall determine the actual daily outstanding balance of Loans during the preceding calendar quarter and the correspondingly appropriate Usage Factor to be used in determining the actual interest rate for each LIBOR Loan outstanding during such calendar quarter (the "Actual Usage Factor"). The Lender shall calculate the adjustments to be made in interest accruing or paid on each LIBOR Loan resulting from the difference between the Actual Usage Factor and the Preliminary Usage Factor and shall so notify the Borrower. To the extent that such adjustment relates to LIBOR Loans for which interest was previously paid in such calendar quarter, Borrower's demand deposit account with Lender shall be debited for the amount of such adjustment on the day following such notice (and Borrower shall assure that there are available funds in such account to permit such withdrawal). To the extent the adjustment relates to LIBOR Loans for which interest has accrued during such calendar quarter but not been paid, the interest, as adjusted, shall be paid on the dates scheduled for interest payment pursuant to Section 2.5(d).

          (d) Selection of Alternative Rates.
              ------------------------------

              (i)     The Borrower may, subject to the requirements of this
          Section 2.5(d), on same-day notice (in the case of a selection of Reference Rate or Quoted Rate) or three (3) Business Days' prior notice (in the case of a selection of a LIBOR Rate) elect to have interest accrue on any Loan or any portion thereof at a Fixed Rate for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be deemed delivered on receipt by Lender except that the Interest Rate Notice received by the Lender after 10:00 a.m., (Seattle time), on any Business Day, shall be deemed to be received on the immediately succeeding Business Day. An Interest Rate Notice may be given in writing or telephonically (but, if given telephonically, shall be confirmed in writing prior to 12:00 noon (Seattle time) on the first day of the Applicable Interest Period). Such Interest Rate Notice shall identify, subject to the conditions of this Section 2.5(d), the Loan or portions thereof, the Fixed Rate and the Applicable Interest Period which the Borrower selects. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by the Borrower that as of the date of such Interest Rate Notice no Event of Default or Default has occurred and is continuing.

              (ii) Borrower's right to select a Fixed Rate to apply to a Loan or any portion thereof shall be subject to the following conditions:
          (i) the aggregate of all Loans or portions thereof to accrue interest at a particular LIBOR Rate for the same Applicable Interest Period shall be an integral multiple of Five Hundred Thousand Dollars ($500,000); (ii) the Quoted Rate may not be selected for any Loan or portion thereof which is less than Five Million Dollars ($5,000,000);
          (iii) a Fixed Rate may not be selected for any Loan or portion thereof which is already accruing interest at a Fixed Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (iv) the Lender shall not have given notice pursuant to Section 2.5(f) that the selected LIBOR Rate is not available on or before the day the Borrower gave the Interest Rate Notice; and (v) no Default or Event of Default shall have occurred and be continuing.

              (iii) In the absence of an effective request for the application of a Fixed Rate, the Loans or remaining portions thereof shall accrue interest at the Reference Rate.

               (iv) The Interest Rate Notice may be given with and contained in any Notice of Borrowing.

               (v) If the Borrower delivers an Interest Rate Notice and a condition precedent to the making of the applicable Loan set forth in
          Article 5 or the conversion to the requested interest rate set forth in this section 2.5 is not satisfied or waived in writing by Lender, Borrower shall indemnify the Lender for all losses and any costs which the Lender sustains as a consequence thereof including, without limitation, the costs of re-employment of funds at rates lower than the cost to the Lender of such funds. A certificate of the Lender setting forth the amount due to it pursuant to this subparagraph (v) and the basis for, and the calculation of, such amount shall be prima facie evidence of the amount due to it hereunder, absent manifest error. Payment of the amount owed shall be due within fifteen (15) days after the Borrower's receipt of such certificate.

          (e)  Applicable Days For Computation of Interest.  Computations of
               -------------------------------------------
     interest shall be made on the basis of a year of three hundred sixty days
     (360), in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (f)  Unavailable LIBOR Rate.  If Lender determines that for any reason
               ----------------------
     beyond Lender's control fair and adequate means do not exist for establishing a particular LIBOR Rate or that a specific LIBOR Rate will not adequately and fairly reflect the cost to it of making or maintaining the principal amount of a particular LIBOR Loan or that accruing interest on any Loan at a LIBOR Rate by Lender has become unlawful, Lender may give notice of that fact to the Borrower and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, the interest rate or rates so identified in such notice shall no longer be available. If, notwithstanding such notice, Borrower shall thereafter select a LIBOR Rate, the Lender shall promptly notify the Borrower again that a LIBOR Rate is unavailable. Thereafter, any subsequent request by the Borrower to have interest accrue at a LIBOR Rate shall be deemed to be a request for interest to accrue at the Reference Rate. If the circumstances giving rise to the notice described herein no longer exist, the Lender shall notify the Borrower in writing of that fact, and the Borrower shall then once again become entitled to request that a LIBOR Rate apply to the Loans in accordance with Section 2.5(d) hereof.

          (g)  Compensation for Increased Costs.  In the event that after the
               --------------------------------
     date hereof any change occurs in any applicable law, regulation, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority after the date hereof or any change occurs in any condition imposed by any authority on or prior to the date hereof which:

               (i) subjects Lender to any Tax, or changes the basis of taxation of any payments to Lender on account of principal of or interest on the Fixed Rate Loans, the Revolving Note (to the extent the Revolving Note evidences Fixed Rate Loans) or fees in respect of Lender's obligation to make Fixed Rate Loans or other amounts payable with respect to its Fixed Rate Loans (other than a change in the rate of tax based solely on the overall net or gross income of Lender); or

               (ii) imposes, modifies or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of Lender in connection with its Fixed Rate Loans to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of the applicable Fixed Rate; or

               (iii) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks and Lender determines the amount by which Lender or any corporation controlling Lender is required or expected to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or the Loans or the Commitment hereunder;

               (iv) imposes upon Lender any other condition with respect to the Fixed Rate Loans or the obligation to make Fixed Rate Loans;

     which, as a result thereof, (1) increases the cost to Lender of making or maintaining the Loans or its commitment hereunder, or (2) reduces the net amount of any payment received by Lender in respect of its Fixed Rate Loans (whether of principal, interest, commitment fees or otherwise), or (3) requires Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its Fixed Rate Loans, then and in any such case Lender shall, as soon as reasonably practical after becoming aware of such event, notify Borrower thereof, and, the Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for any such increased cost, deduction or payment actually incurred or made by Lender. The demand for payment by Lender shall be delivered to the Borrower and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. The statement of Lender as to the additional amounts payable pursuant to this Section 2.5(g) shall be prima facie evidence of the amounts due hereunder, unless manifest error.

     The protection of this Section 2.5(g) shall be available to Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof. In the event that the Borrower pays Lender the amount necessary to compensate Lender for any charge, deduction or payment incurred or made by Lender as provided in this Section 2.5(g), and such charge, deduction or payment or any part thereof is subsequently returned to Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then Lender shall remit to the Borrower the amount paid by the Borrower which has actually been returned to Lender (together with any interest actually paid to Lender on such returned amount), less the percentage share of Lender's costs and expenses incurred in connection with such governmental regulation or any challenge made by Lender with respect to its validity or applicability that is proportionate to the percentage that the affected Loan or Commitment bears to all of Lender's affected assets.

     Section 2.6  Prepayments.  Reference Rate Loans may be repaid at any time
                  -----------
without penalty or premium. Quoted Rate Loans may not be voluntarily repaid prior to the end of the Applicable Interest Period. LIBOR Loans may be repaid prior to the end of the Applicable Interest Period. A fee computed in the manner set out in Schedule 1 shall be assessed and paid at the time of such early repayment of a LIBOR Loan or refinancing. Such fee shall apply in all circumstances where a LIBOR Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory or the result of the Lender's collection efforts.

     Section 2.7  Revolving Note.  The Loans shall be evidenced by a promissory
                  --------------
note of the Borrower substantially in the form of Exhibit A hereto, payable to the order of Lender, dated as of the date hereof, and in the face amount of the Commitment (the "Revolving Note"). Lender is hereby authorized to record the date and amount of Loans it makes and the date and amount of each payment of principal and interest thereon on a schedule or computer-generated statement constituting part of its Revolving Note; provided, however, that the failure to
                                         --------  -------
make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder or under the Revolving Note.

     Section 2.8    Manner of Payments.
                    ------------------

          (a) All payments and prepayments of principal and interest on any Loan or Multicurrency Advance and all other amounts payable hereunder by the Borrower or Guarantor to Lender shall be made by paying the same in United States Dollars or the currency that was advanced and in immediately available funds to the Lender at its Commercial Loan Service Center, Seattle, Washington not later than 10:00 o'clock a.m., Seattle time, on the date on which such payment or prepayment shall become due. If such payment is received after 10:00 o'clock a.m., then it will be deemed received on the next Business Day.

          (b) The Borrower and Guarantor hereby authorize the Lender, if and to the extent any payment is not promptly made pursuant to this Agreement or any other Loan Document, to charge from time to time against any or all of the accounts of the Borrower or Guarantor with the Lender.

          (c) Whenever any payment hereunder or under any other Loan Document shall be stated to be due or whenever the last day of any interest period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such interest period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or commitment fees, as the case may be, unless such extension would cause such payment to be made or the last day of such interest period to occur in the next following calendar month, in which case such payment shall be due and the last day of such interest period shall occur on the next preceding Business Day.

     Section 2.9    Commitment Fees.  During the Commitment Period, Borrower
                    ---------------
agrees to pay to the Lender a commitment fee computed daily at the rate of one-fourth of one percent (1/4%) per annum on the difference between the Commitment and the combined outstanding principal balance of the Loans and Multicurrency Advances (based on U.S. Dollar equivalent determined on the date of funding such Multicurrency Advance) payable in arrears at quarterly intervals commencing on June 30, 1997, and payable on the last Business Day of each March, June, September and December thereafter, except that accrued commitment fees shall be payable on the Maturity Date and on demand after Default. Computations of commitment fees shall be made on the basis of a year of three hundred sixty
(360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.

     Section 2.10   Extension of Maturity Date.  The Borrower may request that
                    --------------------------
Lender extend the Maturity Date for successive one-year periods by notifying the Lender in writing at any time before a date one (1) year prior to the then-existing Maturity Date. If Lender consents in writing to such an extension within sixty (60) days of such request, the Maturity Date shall be extended for one (1) additional year.


                                   ARTICLE 3
                            MULTICURRENCY FACILITY
                            ----------------------

     Section 3.1    Multicurrency Advances.  Borrower may request a loan in
                    ----------------------
Australian Dollars, British Pounds Sterling, Canadian Dollars, French Francs, German Marks, Hong Kong Dollars, Japanese Yen, Italian Lire, Dutch Guilders, Belgian Francs, Danish Kroner, Finnish Marks, Norwegian Kroner, Swedish Kroner, Swiss Francs, Singapore Dollars, Austrian Shillings, and/or Spanish Pesetas (each a "Multicurrency Advance"), up to the U.S. Dollar equivalent of the Available Amount, as determined by the Exchange Rate for each such currency, as determined on the date the interest rate for such Multicurrency Advance is determined, by delivering its borrowing notice to Lender in the form of Exhibit C attached ("Multicurrency Borrowing Notice"), on or before 9:30 a.m., Seattle time, on a London Banking Day at least three Business Days prior to the date the Multicurrency Advance is to be made. Such notice shall specify the currency, principal amount, and Applicable Interest Period requested. Each Multicurrency Advance shall be in a minimum amount equivalent to U.S.$500,000.

     Section 3.2    Multicurrency Note.  The obligation of Borrower to repay the
                    ------------------
Multicurrency Advances shall be evidenced by a promissory note (including all renewals, modifications, and extensions thereof, the "Multicurrency Note"), made by Borrower to the order of Lender. The Multicurrency Note shall be unsecured, and shall be in substantially the same form as Exhibit B attached.

          (a)       Interest. Each Multicurrency Advance shall bear interest
                    --------
     from the date of advance until the end of its Applicable Interest Period at the Multicurrency Rate determined by Lender. All interest accrued on each such Multicurrency Advance shall be due and payable in full on the last day of the Applicable Interest Period applicable to such Multicurrency Advance.

          (b)       Principal. Borrower shall repay in full the outstanding
                    ---------
     principal balance of each Multicurrency Advance, in the currency advanced, on the last day of its Applicable Interest Period. Such repayment may be effected either (a) by making payment to Lender in immediately available funds in the same manner as provided in Section 2.8, or (b) by obtaining a Multicurrency Advance, pursuant to the procedures of Section 3.1, in the same currency and at least the same amount as the maturing Multicurrency Advance (but in any case not to exceed the Available Amounts), with instructions to Lender to apply the proceeds of such new Multicurrency Advance to the maturing Multicurrency Advance before disbursing the balance (if any) to Borrower. Lender shall have no liability for, nor bear any of the risk of, intra-day fluctuations in foreign exchange rates. Multicurrency Advances may not be prepaid prior to the end of their respective Applicable Interest Periods.


                                   ARTICLE 4
                       STANDBY LETTER OF CREDIT FACILITY
                       ---------------------------------

     Section 4.1    Issuance. Upon Borrower's execution of Lender's standard
                    --------
form Application and Agreement for Standby Credit ("L/C Agreement"), Lender shall issue for Borrower's account a standby letter of credit ("Letter of Credit") in an amount not to exceed $40,000,000, with an expiration date (or a right to terminate under an evergreen expiration clause) no later than December 31, 1998, to an entity providing a supersedeas bond on Borrower's behalf to stay the SRI Judgment (as defined in Section 8.9 of the Agreement). If there is a draw under the Letter of Credit, Borrower shall on demand immediately reimburse Lender for the amount of the draw, together with interest on the amount drawn, from the date drawn, until paid, at the default rate of interest set forth in
Section 2.5(a) of the Agreement. Lender shall in addition have all rights provided in the L/C Agreement. Any default in the L/C Agreement shall be an Event of Default under the Agreement.

     Section 4.2    Fees.  Borrower shall pay to Lender quarterly in advance a
                    ----
commitment fee determined according to the following formula, on the date of issuance of the Letter of Credit, and on the same day of every third month thereafter until the Letter of Credit is no longer outstanding: 0.25% per annum of the face amount of the Letter of Credit. Borrower shall additionally, on demand, pay transaction fees according to Lender's then-outstanding standard fee schedule on all drafts, transfers, extensions, and other transactions with regard to the Letter of Credit, and reimburse Lender for all out-of-pocket costs, legal fees, and expenses.

     Section 4.3    Yield Indemnity.  If any law or regulation imposes or
                    ---------------
increases any reserve, special deposit, or similar requirement against letters of credit issued by Lender or subjects Lender to any tax, charge, fee, deduction, or withholding of any kind in regard to the Letter of Credit, Borrower shall promptly on demand indemnify Lender for any such increased costs, taxes, or charges.

     Section 4.4    Collateral.  All of Borrower's obligations under the L/C
                    ----------
Agreement (the "L/C Obligations") shall be secured by: Marketable Securities having an Aggregate Collateral Value equal to the face amount of the Letter of Credit. Borrower hereby grants to Lender a security interest in investments held in the Collateral Account. Upon an Event of Default, Lender may instruct the Custodian to liquidate investments and disburse to Lender all amounts necessary for the payment in full of the L/C Obligations. If at any time Lender shall determine that the Aggregate Collateral Value of the Marketable Securities in the Collateral Account is less than the amount required under this Section, Borrower (or Guarantor if necessary)
shall, within three Business Days of demand by Lender, deliver for deposit to the Collateral Account additional Marketable Securities so that the total in the Collateral Account shall again equal the Aggregate Collateral Value.


                                   ARTICLE 5
                             CONDITIONS OF LENDING
                             ---------------------

     Section 5.1    Conditions to Initial Loan. In addition to the conditions
                    --------------------------
set forth in Section 5.2, the obligation of the Lender to make the initial Loan and Multicurrency Advance hereunder is subject to fulfillment of the following conditions:

          (a)       Loan Documents.  Lender shall have received all of the Loan
                    --------------
     Documents, each duly executed and delivered by the respective parties thereto, and satisfactory to Lender in form and substance.

          (b)       Corporate Certificates. The Lender shall have received all
                    ----------------------
     of the following, each satisfactory to the Lender in form and substance:

                    (i) Certified copies of the Articles of Incorporation and Bylaws of the Borrower and Guarantor;

                    (ii) Certificate of good standing issued by the Secretary of State of the applicable state of incorporation with respect to the Borrower and Guarantor;

                    (iii) Borrower's Officers' Certificate attaching copies of the resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the Multicurrency Note and the Revolving Note; and

                    (iv) Guarantor's Officers' Certificate attaching copies of the resolutions adopted by the Board of Directors of Guarantor authorizing the execution, delivery and performance by Guarantor of this Agreement;

                    (v) Incumbency certificates describing the office and identifying the specimen signatures of the individuals signing the Loan Documents on behalf of the Borrower and Guarantor.

          (c)       Certificates. The Lender shall have received a certificate
                    ------------
     of the Borrower's Chief Financial Officer, President, or Treasurer as to the accuracy of the Borrower's representations and warranties set forth in
     Article 6.

     Section 5.2    Conditions to All Loans. The obligation of the Lender to
                    -----------------------
make any Loans and Multicurrency Advances hereunder, including the initial Loan and/or Multicurrency Advance, is subject to fulfillment of the following conditions:

          (a)       Prior Conditions. All of the conditions set forth in Section
                    ----------------
     5.1 shall have been satisfied.

          (b)       Notice of Borrowing. The Lender shall have received the
                    -------------------
     Notice of Borrowing in respect of such Loan or the Multicurrency Borrowing Notice as to such Multicurrency Advance.

          (c)       No Default. At the date of the Loan or Multicurrency
                    ----------
     Advance, no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of the Loans or Multicurrency Advances; and the representations and warranties in
     Article 6 shall be true on and as of such date with the same force and effect as if made on and as of such date.

          (d)     Other Information.  The Lender shall have received such other
                  -----------------
     statements, certificates, documents and information as it may reasonably request in order to satisfy itself that the foregoing conditions have been fulfilled.


                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower and Guarantor, jointly and severally, represents and warrant to the Lender as follows:

     Section 6.1  Corporate Existence and Power.  Guarantor, Borrower, and
                  -----------------------------
Borrower's Subsidiaries are each a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Guarantor, Borrower, and Borrower's Subsidiaries are each duly qualified to do business in each other jurisdiction where the nature of their respective activities or the ownership of their respective properties requires such qualification. The Borrower and Guarantor each has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents to which it is a party.

     Section 6.2  Corporate Authorization.  The execution, delivery and
                  -----------------------
performance by the Borrower of this Agreement, the Multicurrency Note and the Revolving Note, and any borrowing hereunder or thereunder, and the execution, delivery and performance by Guarantor of this Agreement have been duly authorized by all necessary corporate action of the Borrower or the Guarantor, as the case may be, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of the Borrower or Guarantor, except such as have been obtained (certified copies thereof having been delivered to the Lender), do not contravene any law, regulation, rule or order binding on the Borrower or Guarantor or the Articles of Incorporation or Bylaws of the Borrower or Guarantor and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which the Borrower or Guarantor is a party or by which the Borrower or Guarantor or any of their properties may be bound or affected.

     Section 6.3  Government Approvals, Etc.  No Government Approval or filing
                  --------------------------
or registration with any Governmental Authority is required for the making and performance by the Borrower or Guarantor of the Loan Documents to which it is a party or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to the Lender).

     Section 6.4  Binding Obligations, Etc.  This Agreement, the Multicurrency
                  ------------------------
Note and the Revolving Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms. This Agreement has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms.

     Section 6.5  Litigation.  Except for the SRI judgement defined in Section
                  ----------
8.9, there are no actions, proceedings, investigations, or claims against or affecting the Guarantor, Borrower or any of Borrower's Subsidiaries now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower or Guarantor has any thereof been threatened, nor to the knowledge of Borrower or Guarantor does any basis exist therefor) which if determined adversely to the Guarantor, Borrower, or any of the Borrower's Subsidiaries would be likely to have a material adverse effect on the consolidated financial condition of the Guarantor or the Borrower or on the ability of the Borrower or Guarantor to perform its obligations under the Loan Documents.

     Section 6.6  Financial Condition.  The consolidated balance sheet of the
                  -------------------
Guarantor (which includes Borrower and Borrower's Subsidiaries) as of December 31, 1996, and the related consolidated statements of income, cash flows, and shareholders' equity for the Fiscal Year then ended and the consolidated balance sheet of the Guarantor (which includes Borrower and Borrower's Subsidiaries) as of March 28, 1997, and the related consolidated statements of income and cash flows for the quarter then ended copies of which have been furnished to Lender, fairly present the consolidated financial condition of the Guarantor, Borrower, and Borrower's Subsidiaries as at such dates and the results of consolidated operations of the Guarantor, Borrower, and Borrower's Subsidiaries for the periods then ended, all in accordance with generally accepted accounting principles consistently applied. The Guarantor, Borrower and the Borrower's Subsidiaries did not have on such dates any material contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements. Since March 28, 1997, there have been no material changes to the operations, business or financial condition of Guarantor, Borrower and the Borrower's Subsidiaries that would be sufficient to impair the Borrower's ability to repay any outstanding or requested Loans or Multicurrency Advances or that have resulted in, or are forecast by Borrower or Guarantor to result in, a Default or Event of Default.

     Section 6.7  Title and Liens.  The Guarantor, Borrower, and Borrower's
                  ---------------
Subsidiaries have good and marketable title to each of the properties and assets reflected in the balance sheet referred to in Section 6.6 (except such as have been since sold or otherwise disposed of in the ordinary course of business or in compliance with the terms of Section 8.6 hereof). No assets or revenues of the Guarantor, the Borrower, or Borrower's Subsidiaries are subject to any material Lien except as required or permitted by this Agreement or disclosed in the balance sheets referred to in Section 6.6 or otherwise disclosed to the Lender in writing prior to the date of this Agreement. All properties of the Guarantor, Borrower, and Borrower's Subsidiaries and their respective use thereof comply in all material respects with all applicable material zoning and use restrictions and with applicable material laws and regulations relating to the environment.

     Section 6.8  Taxes.  As of the date of this Agreement, the Guarantor,
                  -----
Borrower and Borrower's Subsidiaries have filed all material tax returns and reports required of them, have paid all material Taxes which are due and payable, and have provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of the Guarantor, Borrower, and Borrower's Subsidiaries in respect of Taxes for all fiscal periods to date of this Agreement are accurate to the best of their knowledge. There are no questions or disputes between the Guarantor, Borrower, or any Subsidiaries of Borrower and any Governmental Authority with respect to any material Taxes except as disclosed in the balance sheets referred to in
Section 6.6 or otherwise disclosed to the Lender in writing prior to the date of this Agreement and except disputes which if resolved adversely to the positions being asserted by the Guarantor, Borrower, or any Subsidiary of Borrower would not result in a material adverse change in the consolidated financial condition of the Guarantor, Borrower, and Borrower's Subsidiaries.

     Section 6.9  Laws, Orders; Other.  Except as described in the financial
                  -------------------
statements delivered to Lender pursuant to Section 6.6 neither the Guarantor nor Borrower, is in violation of or subject to any contingent liability on account of any material laws, statutes, rules, regulations and orders of any Governmental Authority. Neither the Guarantor nor Borrower is in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

     Section 6.10  Federal Reserve Regulations.  Neither the Borrower nor the
                   ---------------------------
Guarantor is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan or Multicurrency Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. The Borrower will furnish to the Lender on request a statement conforming with the requirements of Regulation U.

     Section 6.11   ERISA.
                    -----

          (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of the Guarantor and the Borrower, taken as a whole, or affect materially the ability of the Borrower and Guarantor to perform this Agreement.

          (b) Except as disclosed to the Lender in writing prior to the date hereof, no Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by
     Section 502 or Section 2003(a) of ERISA.

          (c) No Pension Plan or trust has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event" as defined in Section 4043 of ERISA has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

          (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

          (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

     Section 6.12   Subsidiaries.  Schedule 2 to this Agreement sets forth as of
                    ------------
the date of this Agreement a list of Guarantor's and Borrower's Subsidiaries. Except as noted otherwise, all subsidiaries are wholly owned by Guarantor, Borrower or Subsidiaries of Borrower.

     Section 6.13   Patents, Licenses, Franchises.  To the best of their
                    -----------------------------
knowledge, the Guarantor, Borrower, and each of Borrower's Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without material conflict with the valid rights of others except as previously disclosed in writing to the Lender prior to the date hereof.

     Section 6.14   Investment Company; Public Utility Holding Company.  Neither
                    --------------------------------------------------
the Borrower nor the Guarantor is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended; or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                   ARTICLE 7
                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as Lender shall have any commitment hereunder and, until payment in full of each Loan and the Revolving Note, each Multicurrency Advance and the Multicurrency Note and performance of all other obligations of the Borrower and the Guarantor under this Agreement and the L/C Agreement, the Borrower and Guarantor, as applicable, agree to do all of the following unless the Lender shall otherwise consent in writing.

     Section 7.1  Use of Proceeds.  The proceeds of all Loans and Multicurrency
                  ---------------
Advances shall be used by Borrower solely for general corporate purposes of Borrower.

     Section 7.2  Financial Statements.  The Borrower covenants and agrees that
                  --------------------
it will deliver to Lender:

                  (i) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each Fiscal Year, the consolidated statements of income and of cash flows of the Guarantor (which includes Borrower and Borrower's Subsidiaries) for such quarterly period and for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and a consolidated balance sheet of the Guarantor (which includes Borrower, and Borrower's Subsidiaries) as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, all in reasonable detail and certified by an authorized financial officer of the Guarantor, subject to changes resulting from year-end adjustments;

                  (ii)   as soon as practicable and in any event within ninety
          (90) days after the end of each Fiscal Year, consolidated statements of income, cash flows, and shareholders' equity of the Guarantor (which includes the Borrower and Borrower's Subsidiaries) for such year, and a consolidated balance sheet of the Guarantor (which includes the Borrower and Borrower's Subsidiaries) as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual financial statements, all in reasonable detail and satisfactory in scope to the Lender. The annual consolidated financial statements shall be certified to the Guarantor (or to its Board of Directors and Shareholders) by independent public accountants of recognized standing selected by the Guarantor whose certificate shall be in scope and substance satisfactory to Lender; and

                  (iii) promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Guarantor shall send to its stockholders and copies of all registration statements (without exhibits) and all reports, if any, which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Borrower will deliver to Lender an Officer's Certificate of Guarantor in the form of Exhibit D.

     Section 7.3  Inspection of Property.  The Borrower and Guarantor each
                  ----------------------
covenant and agree that it will permit Lender on reasonable notice, at Lender's expense (unless a Default or Event of Default shall have occurred, in which event the expense of such visit and inspection shall be for the Borrower's account), to visit and inspect any of the properties of the Guarantor and the Borrower, to examine the corporate books and financial records of the Guarantor and the Borrower, and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Guarantor and the Borrower with the principal officers of the Borrower or Guarantor and its independent public accountants, all at such reasonable times as Lender may reasonably request.

     Section 7.4  Payment of Taxes.  During the term of this Agreement, the
                  ----------------
Borrower and Guarantor shall each cause to be paid and discharged all material Taxes imposed upon the Guarantor, Borrower, or any Subsidiary of Borrower before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Borrower, Guarantor, and any
                     --------  -------
Subsidiary of Borrower shall not be required to cause to be paid or discharged any such Tax or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Borrower, Guarantor, and the Subsidiary of Borrower shall have set aside on their books adequate reserves with respect thereto.

     Section 7.5  Preservation of Corporate Existence.  The Borrower and
                  -----------------------------------
Guarantor shall each
cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and shall comply with all laws applicable to the Guarantor or Borrower.

     Section 7.6  Maintenance of Property.  The Borrower and Guarantor shall,
                  -----------------------
and shall cause the Subsidiaries of Borrower to at all times keep, maintain, preserve and protect all the property of the Borrower, Guarantor and Subsidiaries of Borrower in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 7.7  Insurance.  The Borrower and Guarantor shall, and shall cause
                  ---------
the Borrower's Subsidiaries to, at all times keep adequately insured, by financially sound and reputable insurers, all property of the Guarantor, Borrower, and the Borrower's Subsidiaries of the character usually insured by corporations engaged in the same or similar business against loss or damage of the kinds customarily insured against by such corporations, and carry such other insurance as is usually carried by corporations engaged in the same or similar business.

     Section 7.8  Records and Accounts.  The Borrower and Guarantor shall at all
                  --------------------
times keep true and complete books of record and accounts in accordance with generally accepted accounting principles.

     Section 7.9  Additional Payments; Additional Tax.  From time to time, the
                  -----------------------------------
Borrower shall (a) pay or reimburse the Lender for all out-of-pocket expenses, including reasonable legal fees, actually incurred by the Lender in connection with the preparation or making of this Agreement or the other Loan Documents, or the making of any Loan or any Multicurrency Advance, or, except as provided in
Section 11.11, incurred by Lender in connection with the enforcement by judicial proceedings or otherwise of any of the rights of the Lender under this Agreement or the other Loan Documents, only if Lender is the prevailing party; (b) upon Lender's request, obtain and promptly furnish to Lender evidence of all such Government Approvals as may be required to enable the Borrower and Guarantor to comply with their obligations under this Agreement and the other Loan Documents; and (c) execute and deliver all such instruments and perform all such other acts as the Lender may reasonably request to carry out the transactions contemplated by this Agreement.

     Section 7.10  Notification.  Promptly after learning thereof, Borrower or
                   ------------
Guarantor will notify the Lender of (a) the details of any action, proceeding, investigation or claim against or affecting Guarantor or Borrower instituted before any court, arbitrator or Governmental Authority or, to Borrower's or Guarantor's knowledge threatened to be instituted, which, if determined adversely to Guarantor or Borrower would be likely to result in a material adverse change in the consolidated financial condition of the Guarantor or Borrower; (b) any labor controversy which has resulted in or, to Borrower's or Guarantor's knowledge, threatens to result in a strike which would significantly affect the consolidated financial condition of Guarantor or Borrower; (c) if Borrower, Guarantor or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections
(b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower or Guarantor obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; and (d) if any Event of Default or Default exists, the nature and period of existence thereof and any action Borrower or Guarantor has taken or proposes to take with respect thereto.

     Section 7.11  Maintenance of Quick Ratio.  Based on the consolidated
                   --------------------------
financial statements of Guarantor and the Consolidated Subsidiaries, the Guarantor shall maintain, as of the end of each fiscal quarter of Guarantor, a Quick Ratio of not less than 1.0 to 1.0. The "Quick Ratio" shall be the ratio of (a) the sum of Cash and Cash Equivalents plus Short Term Marketable Securities plus Receivables (net of the allowance for doubtful receivables and sales returns) of Guarantor and the Consolidated Subsidiaries to (b) consolidated Current Liabilities of Guarantor and the Consolidated Subsidiaries, all as reflected on the quarterly consolidated financial statements required to be furnished hereunder.

     Section 7.12  Maintenance of Current Ratio.  Based on the consolidated
                   ----------------------------
financial statements of

Guarantor and the Consolidated Subsidiaries, Guarantor shall maintain, as of the end of each fiscal quarter of Guarantor, a Current Ratio of not less than 1.8 to
1.0. The "Current Ratio" shall be the ratio of (a) consolidated current assets of Guarantor and the Consolidated Subsidiaries to (b) consolidated current liabilities of Guarantor and the Consolidated Subsidiaries, all as reflected on the quarterly consolidated financial statements required to be furnished hereunder.

     Section 7.13   Maintenance of Tangible Net Worth. Based on the consolidated
                    ---------------------------------
financial statements of Guarantor and the Consolidated Subsidiaries, Guarantor shall maintain, as of the end of each fiscal quarter of Guarantor, a minimum consolidated Tangible Net Worth equal to at least the sum of (i) 90% of the actual consolidated Tangible Net Worth of Guarantor and the Consolidated Subsidiaries as of December 31, 1996, plus (ii) 50% of Consolidated Net Income (if positive) in each fiscal quarter of Guarantor ending after December 31, 1996, plus (iii) one hundred percent (100%) of the contribution to Tangible Net Worth arising since December 31, 1996, from the raising or contribution of additional equity to Guarantor or any of the Consolidated Subsidiaries or the conversion of any subordinated debt of Guarantor or any Consolidated Subsidiary to equity in Guarantor or any Consolidated Subsidiary (excluding equity adjustments arising from employee stock compensation plans). "Tangible Net Worth" means the excess of the total assets over total liabilities of Guarantor and the Consolidated Subsidiaries (excluding from such difference the cumulative foreign currency translation adjustment appearing on the applicable consolidated balance sheet of Guarantor and the Consolidated Subsidiaries); provided,
                                                               --------
however, that for purposes of this section, the determination of total assets
-------
shall exclude (i) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, unamortized debt discount, capitalized research and development costs, capitalized software costs and organization costs) (ii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock,
(iii) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and (iv) any revaluation or other write-up in book value of assets subsequent to December 31, 1996.


                                   ARTICLE 8
                              NEGATIVE COVENANTS
                              ------------------

     So long as Lender shall have any commitment hereunder and, until payment in full of each Loan and the Revolving Note, each Multicurrency Advance and the Multicurrency Note and performance of all other obligations of the Borrower and the Guarantor under this Agreement and the L/C Agreement, the Borrower and the Guarantor, as applicable, agree not to do any of the following unless the Lender shall otherwise consent in writing.

     Section 8.1  Limitations on Liens.
                  --------------------

          (a) The Guarantor and the Borrower will not, and will not permit any Subsidiary of Borrower to, create or suffer to be created or to exist any Lien upon any of its property or assets; provided, however, that the
                                                  --------  -------
     foregoing shall not apply to:

                  (i) Liens on property acquired by the Guarantor, Borrower, or a Subsidiary of Borrower to secure the payment of all or any part of the purchase price or construction cost thereof; provided, however,
                                                              --------  -------
          that such Lien shall not extend to other property;

                  (ii) Any Lien on assets of the Guarantor, Borrower, or a Subsidiary of Borrower located outside the United States of America; provided, however, that the aggregate amount of the Indebtedness
          --------  -------
          secured by such assets shall not exceed Six Million Dollars ($6,000,000);

                  (iii) Tax liens and routine mechanics' and materialmen's liens incurred in the ordinary course of business; and

                  (v) Any Lien renewing, extending, refunding or replacing any Lien permitted above by clauses (i) through (iv), inclusive, provided that the principal amount of Indebtedness secured thereby
          --------
          shall not exceed the principal amount of Indebtedness secured at the time of such renewal, extension, refunding or replacement, and that such renewal, extension, refunding or replacement Lien shall be limited to all or part of the same property (plus improvements, additions, extensions, repairs and replacements to or on such property) which secured the Lien renewed, extended, refunded or replaced.

          (b) Nothing in this Section 8.1 shall be construed to permit the Guarantor, Borrower, or a Subsidiary of Borrower to incur any Indebtedness the incurrence of which would at the time be prohibited pursuant to the provisions of Section 8.2.

     Section 8.2  Limitations on Indebtedness.  The Guarantor and Borrower will
                  ---------------------------
not, and will not permit any Subsidiary of Borrower to, create, incur, or become liable for any Indebtedness except:

          (a)     Taxes;

          (b) Indebtedness of Guarantor to Borrower, or of Borrower to a Subsidiary of Borrower, or of Borrower or Guarantor to Lender;

          (c) Indebtedness for the payment of obligations under operating leases in an amount not exceeding Nine Million Dollars ($9,000,000) in any Fiscal Year;

          (d) Indebtedness in addition to that described in clauses (a) -(d) the aggregate outstanding principal amount of which does not at any time exceed Fifteen Million Dollars ($15,000,000) (or its equivalent in foreign currencies); and

          (e) Guarantees by Guarantor or Borrower of Indebtedness of a Subsidiary that is permitted hereunder.

     Section 8.3  Limitations on Dividends.  The Guarantor will not declare or
                  ------------------------
pay any dividend on, or make any distribution to the holders of, any shares of its capital stock of any class for a consideration other than shares of capital stock of the Guarantor nor make any payment on account thereof, if, after giving effect to such dividend or distribution or payment and to any other such dividend declared but not yet paid, the sum of the aggregate of all such dividends and distributions declared after December 31, 1996, would exceed fifty percent (50%) of Consolidated Net Income as of the most current reporting periof.

     Section 8.4  Limitations on Stock Repurchases.  The Guarantor and Borrower
                  --------------------------------
will not, and will not permit any Subsidiary of Borrower to, purchase, redeem, or otherwise acquire any shares of capital stock of any class of the Guarantor or such Subsidiary of Borrower if, after giving effect to such purchase, redemption, or acquisition, the cumulative, aggregate amount paid for the purchase, redemption, or acquisition of such capital stock during any Fiscal Year commencing after the Closing Date would exceed Twenty Million Dollars ($20,000,000).

     Section 8.5  Limitation on Investments.  The Guarantor and Borrower will
                  -------------------------
not, and will not permit any Subsidiary of Borrower to, make or permit to remain outstanding any loan or advance to any Person or purchase or otherwise acquire the capital stock, shares, voting trust certificates, bonds, debentures, notes or instruments or other securities or evidences of indebtedness of, or any interest in, or make any capital contribution to, any Person (collectively, "Investments") except that the Guarantor, Borrower, and Subsidiaries of Borrower may:

          (a) Make or permit to remain outstanding loans or advances to any Subsidiary;

          (b) Own, purchase or acquire stock, obligations or securities of a corporation that, upon such ownership, purchase or acquisition, shall be a Subsidiary;

          (c) Own, purchase or acquire (i) obligations including, but not limited to, time deposits maturing within one year of commercial banks having combined capital and surplus in excess of $100,000,000 (or the equivalent in a foreign currency), organized or licensed to conduct a banking business under the laws of the United States of America, any state thereof, or a Permitted Foreign Government; (ii) obligations of the United States government, any agency thereof or of a Permitted Foreign Government;
     (iii) obligations guaranteed by the United States government or a Permitted Foreign Government; and (iv) short-term commercial paper rated in the highest available class by Moody's Investors Services or Standard & Poor's Corporation; and

          (d) Make additional Investments in an amount not exceeding, in the aggregate for Guarantor, Borrower, and all Subsidiaries of Borrower for all such additional Investments, Fifteen Million Dollars ($15,000,000) which are consistent with the guidelines adopted from time to time by the Guarantor's and Borrower's Board of Directors.

     Section 8.6  Merger or Sale of Assets.  The Borrower and Guarantor will not
                  ------------------------
and will cause the Subsidiaries of Borrower not to merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of any portion of its or their business or assets, to any Person (either in a single transaction or in a series of transactions during any Fiscal Year), except that:

          (a) Any Subsidiary may merge with the Borrower (provided that the Borrower shall be the continuing or surviving corporation);

          (b) Any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower, Guarantor, or another subsidiary or Guarantor;

          (c)     The Guarantor may merge with any other corporation, provided
                                                                      --------
     that (a) the Guarantor shall be the continuing or surviving corporation, and (b) immediately after such merger, no Default or Event of Default shall exist;

          (d) Guarantor, Borrower and Subsidiaries of Borrower may, in the aggregate, enter into leases for assets not exceeding 10% of Guarantor's total consolidated assets;

          (e) The Borrower and its Subsidiaries may sell their products in the ordinary course of business; and

          (f) The Guarantor, Borrower, and the Borrower's Subsidiaries may sell assets in addition to those described in clauses (a) through (d) above in an aggregate amount for all sales by Guarantor, Borrower, and the Borrower's Subsidiaries in any Fiscal Year not to exceed Fifteen Million Dollars ($15,000,000); provided, that the sales of notes receivable and leases of ultrasound equipment including service contracts to Borrower's end customers by Guarantor or any of the Borrower's Subsidiaries shall not be deemed sales of assets for purposes of this subsection.

Guarantor shall notify Lender in writing of all asset sales by Guarantor or any subsidiary that involve a sales price of more than Five Million Dollars ($5,000,000) and that are outside the ordinary course of business.

     Section 8.7  Limitation on Capital Expenditures.  The Guarantor and
                  ----------------------------------
Borrower shall not, and shall not permit any Subsidiary of Borrower to, make expenditures for fixed assets or other capital expenditures which in any Fiscal Year exceed, in the aggregate for Guarantor and the Consolidated Subsidiaries combined, based on the consolidated financial statements, the sum of Twenty-Five Million Dollars ($25,000,000). Nothing in this Section 8.7 shall be construed to permit the Guarantor or any subsidiary to incur any Indebtedness the incurrence of which would at the time be prohibited pursuant to the provisions of Section 8.2.

     Section 8.8  Maintenance of Leverage Ratio.  Based on the consolidated
                  -----------------------------
financial statements of Guarantor and the Consolidated Subsidiaries, the Guarantor shall not, as of the end of any Fiscal Year, permit the ratio of the consolidated total liabilities of Guarantor to consolidated Tangible Net Worth of

Guarantor to exceed 1.2 to 1.0.

     Section 8.9   Limitation on Net Losses. Based on the consolidated financial
                   ------------------------
statements of Guarantor and the Consolidated Subsidiaries, the consolidated net loss of Guarantor shall not exceed in any one fiscal quarter the amount of Ten Million Dollars ($10,000,000) and shall not exceed in any period of four consecutive fiscal quarters, the aggregate amount of Twenty Million Dollars ($20,000,000); provided, that the effects of the judgment entered against Borrower in favor of SRI International (the "SRI Judgment") by the U.S. District Court for the Northern District of California in a case involving alleged patent violations shall not be included when calculating compliance with this covenant, up to a maximum amount excluded of $40,000,000.

     Section 8.10  Transactions with Affiliates.  Neither Guarantor, Borrower
                   ----------------------------
nor any Subsidiary of Borrower shall enter into or be a party to any transaction or arrangement with any Affiliate, as defined below, except in the ordinary course of and pursuant to the reasonable requirements of Guarantor's, Borrower's or such Subsidiary's business, and upon fair and reasonable terms no less favorable to Guarantor, Borrower or such Subsidiary of Borrower than the Guarantor, Borrower or Subsidiary of Borrower would obtain in a comparable arms' length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, Guarantor or Borrower may enter into or be a party to a transaction or arrangement with an Affiliate which, in the reasonable business judgement of Borrower and Guarantor serves a legitimate business purpose and is in the best interest of the Guarantor or Borrower. "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, Guarantor or any Consolidated Subsidiary, or 5% or more of the equity interest of which is held beneficially or of record by Guarantor or a Consolidated Subsidiary. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                                   ARTICLE 9
                               EVENTS OF DEFAULT
                               -----------------

     Section 9.1   Events of Default.  The occurrence of any of the following
                   -----------------
events shall constitute an "Event of Default" hereunder.

             (a)   Payment Default.  The Borrower shall fail to pay when due any
                   ---------------
     amount of principal of or interest on any Loan or Multicurrency Advance or the Borrower or Guarantor shall fail to pay when due any other amount payable by it hereunder; or

             (b)   Breach of Warranty. Any representation or warranty made by
                   ------------------
     the Borrower or Grantor under or in connection with this Agreement or the other Loan Documents shall prove to have been incorrect in any material respect when made; or

             (c)   Breach of Certain Covenants. The Borrower or Guarantor shall
                   ---------------------------
     fail to perform or observe the covenant set forth in clause (d) of Section 7.10; or

             (d)   Breach of Other Covenants. The Borrower shall fail to perform
                   -------------------------
     or observe any other covenant, obligation or term of this Agreement to be performed by and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender; or

             (e)   Cross-default.  The Guarantor, Borrower, or any Subsidiary of
                   -------------
     Borrower shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness having an outstanding principal balance in the aggregate in excess of Five Hundred Thousand Dollars ($500,000) (except any Loan or Multicurrency Advance) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or

             (f)   Voluntary Bankruptcy, Etc. The Guarantor, Borrower, or
                   -------------------------
     Subsidiary of Borrower
     shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors, unless such act or failure to act described in Section 9.1(f) with respect
     ------
     to Subsidiaries of Borrower has no material adverse affect on the consolidated financial condition of Guarantor or Borrower or on the ability of Guarantor or Borrower to perform its obligations under the Loan Documents; or

          (g)  Involuntary Bankruptcy, Etc. An order for relief shall be entered
               ---------------------------
     against the Guarantor, Borrower, or Subsidiary of Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Guarantor, Borrower, or any Subsidiary of Borrower or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of thirty
     (30) days after the filing of any involuntary petition against it seeking any of the relief specified in Section 9.1(f) or this Section 9.1(g) without the petition being dismissed prior to that time, unless such
                                                              ------
     occurrence described in this Section 9.1(g) with respect to Subsidiaries of Borrower has no material adverse affect on the consolidated financial condition of Guarantor or Borrower or on the ability of Guarantor or Borrower to perform its obligations under the Loan Documents; or

          (h)  Insolvency, Etc.  The Guarantor, Borrower, or any Subsidiary of
               ---------------
     Borrower shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of the Guarantor, Borrower, or any Subsidiary of Borrower, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of the Borrower, unless such occurrence described above in (i)
                                  ------
     through (v) with respect to Subsidiaries of Borrower has no material adverse affect on the consolidated financial condition of Guarantor or Borrower or on the ability of Guarantor or Borrower to perform its obligations under the Loan Documents; or

          (i)  ERISA.  The Borrower or any member of the Controlled Group shall
               -----
     fail to pay when due an amount or amounts aggregating in excess of Five Hundred Thousand Dollars ($500,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of Five Hundred Thousand Dollars ($500,000) shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

          (j)  Borrower's Status as Wholly-Owned Subsidiary.  Borrower shall
               --------------------------------------------
     cease to be a wholly-owned Subsidiary of Guarantor.

     Section 9.2   Consequences of Default.  If any of the Events of Default
                   -----------------------
described in Section 9.1(f) or Section 9.1(g) shall occur, the Commitment shall immediately terminate, the principal of and the interest on

Loans, Multicurrency Advances and all other sums payable by Borrower hereunder and under the Revolving Note and the Multicurrency Note shall become immediately due and payable, and shall become immediately due and payable all without protest, presentment, notice or demand, all of which the Borrower and Guarantor expressly waive. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, the Lender may immediately terminate the Commitment and, if Loans or Multicurrency Advances shall have been made, the Lender may declare the principal of and the interest on the Loans and the Revolving Note, and on the Multicurrency Advances and the Multicurrency Note, and all other sums payable by the Borrower or Guarantor hereunder or thereunder to be immediately due and payable, whereupon the same shall become immediately due and payable all without protest, presentment, notice, or demand, all of which the Borrower and Guarantor expressly waive.

                                  ARTICLE 10
                                   GUARANTY
                                   --------

     Section 10.1  Guaranteed Obligations.  The Guarantor absolutely and
                   ----------------------
unconditionally guarantees payment to the Lender when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of all indebtedness, liabilities and obligations whatsoever of the Borrower owing to the Lender hereunder or under the Revolving Note or the Multicurrency Note or the L/C Agreement, whether presently existing or hereafter arising (collectively, the "Obligations"), without set-off, counterclaim, recoupment or deduction of any amounts owing or alleged to be owing by Lender to Borrower. This guaranty is a guaranty of payment and not merely of collection.

     Section 10.2  Guarantor's Consent.  The Guarantor hereby consents that the
                   -------------------
Lender may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) waive or delay the exercise of any rights or remedies of the Lender against the Borrower; and (b) renew, extend, waive or modify the terms of any Obligation or any instrument or agreement evidencing the same.

     Section 10.3  Guarantor's Waiver.  The Guarantor waives any action on
                   ------------------
delinquency in respect of the Obligations or any part thereof, including any right to require Lender to sue Borrower. Guarantor further waives notice of (a) any default by the Borrower; (b) the obtaining of any guaranty or surety agreement (in addition to this guaranty); (c) the obtaining of any pledge, assignment or other security for any Obligations; (d) any renewal, extension or modification of the terms of any Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same;
(e) any other demands or notices whatsoever with respect to the Obligation or this guaranty.

     Section 10.4  Unconditional Guaranty.  The obligations of the Guarantor
                   ----------------------
under this guaranty are absolute and unconditional without regard to the obligations of any other party or person. The obligations of the Guarantor hereunder shall not be in any way limited or effected by any circumstances whatsoever including, without limitation, (a) any failure by the Borrower or any other guarantor or surety to perform or comply with the Obligations or the terms of any instrument or agreement relating thereto; (b) any change in the name, purpose, capital stock or constitution of the Borrower; (c) any irregularity or defect by Lender (excluding negligent or willful misconduct), Borrower or any other guarantor or surety or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (d) any insolvency, bankruptcy, reorganization or similar proceeding by or against Borrower, Lender, Guarantor or any other surety or guarantor; (e) any setoff, counterclaim, recoupment, deduction, defense or other right which Guarantor may have against Lender, Borrower or any other person for any reason whatsoever whether related to the Obligations or otherwise; or (f) any other circumstances which might constitute a legal or equitable discharge or defense, in whole or in part, of a surety or guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

     Section 10.5  Waiver of Subrogation.  Guarantor hereby irrevocably waives
                   ---------------------
all claims it has or may acquire against Borrower in respect of the Obligations, including rights of exoneration, reimbursement and subrogation.

                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     Section 11.1  No Waiver; Remedies Cumulative.  No failure by Lender,
                   ------------------------------
Guarantor or the Borrower to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default under this Agreement or any other Loan Document nor prejudice any party's rights in the exercise of any powers hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     Section 11.2  Governing Law.  This Agreement and the other Loan Documents
                   -------------
shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A.

     Section 11.3  Consent to Jurisdiction.  Each party hereto irrevocably
                   -----------------------
submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or any other Loan Document and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.3 shall impair the right of any party to bring any action or proceeding hereunder in the courts of any other jurisdiction, and the Borrower and Guarantor irrevocably submit to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which any property or an office of the Borrower or Guarantor is located.

     Section 11.4  Notices.  All notices and other communications provided for
                   -------
in this Agreement shall be in writing or (unless otherwise specified) by telex, facsimile transmission, telegram or cable and shall be mailed (with first class postage prepaid) or sent or delivered to each party at the address set forth under its name on Schedule 3 hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

     Section 11.5  Assignment.  This Agreement shall be binding upon and inure
                   ----------
to the benefit of the parties and their respective Successors and assigns, provided that the Borrower or Guarantor may not assign or otherwise transfer all
--------
or any part of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender. Except as provided herein, Lender shall not have the right to sell or assign all or any portion of the Loans or Multicurrency Advances or of its right, title and interest therein or thereto or in or to this Agreement or any other Loan Document to any other person without the Borrower's prior written consent; provided, however, Lender
                                                     --------  -------
may grant participations in all or any portion of its Loans or Multicurrency Advances, or the Commitment, but Lender's obligations under the Loan Documents shall remain unchanged, and the Borrower and Guarantor shall continue to deal solely and directly with the Lender in connection with Lender's rights and obligations under the Loan Documents.

     Section 11.6  Severability.  Any provision of this Agreement or any other
                   ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     Section 11.7   Survival. All representations, warranties and indemnities of
                    --------
the Borrower, Guarantor or the Lender shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loan or Multicurrency Advance. Notwithstanding anything in this Agreement or implied by law to the contrary, the indemnities of Borrower and Guarantor in favor of the Lender, and the obligations of Borrower and Guarantor contained herein to pay fees to, and expenses incurred by, the Lender shall survive the payment of the Loans and Revolving Note and the Multicurrency Advances and the Multicurrency Note, and the termination of the Commitment and this Agreement.

     Section 11.8   Conditions Not Fulfilled. If the Commitment is not borrowed,
                    ------------------------
owing to nonfulfillment of any condition precedent specified in Article 5, no party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that the Borrower shall in any event be liable to pay the fees, Taxes, and expenses for which it is obligated hereunder and the Guarantor's obligations under Article 10 hereof shall extend to the Borrower's responsibility to pay such amounts.

     Section 11.9   Entire Agreement; Amendment.  This Agreement comprises the
                    ---------------------------
entire agreement of the parties and may not be amended or modified except by written agreement, executed in conformance with the terms of Section 11.1 hereof. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     Section 11.10  Headings.  The headings of the various provisions of this
                    --------
Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     Section 11.11  Prevailing Party Attorney's Fees.  If a final judgment is
                    --------------------------------
rendered in any judicial proceeding brought by any party against any other party to enforce the provisions of this Agreement or any other Loan Document, the party in whose favor such judgment is rendered shall be entitled to recovery of its reasonable attorney's fees and costs, including the allocated cost of in-house counsel.

     Section 11.12  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

     Section 11.13  Confidentiality.  Lender agrees during the term of this
                    ---------------
Agreement and for three years thereafter, except as required by applicable law or regulation or as is necessary to the enforcement of the Loan Documents, to maintain in confidence any confidential information provided by Borrower or Guarantor which is not or does not become publicly known without breach of this provision. Lender agrees to use such confidential information only in connection with the administration of the Loans, the Multicurrency Advances and the Letter of Credit.

     Section 11.14  CONCERNING ORAL.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO
                    ---------------
LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW (RCW 19.36).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

BORROWER:

ADVANCED TECHNOLOGY LABORATORIES,
INC., a Washington corporation


By:  /s/ Pamela L. Dunlap
    ________________________________

Its: Vice President & Treasurer
    _______________________________


GUARANTOR:

ATL ULTRASOUND, INC., a Washington
corporation


By:  /s/ Pamela L. Dunlap
    ________________________________

Its: Vice President & Treasurer
    _______________________________


LENDER:

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, dba SEAFIRST
BANK


By:  /s/ [signature illegible]
    ________________________________

Its: Vice President
    _______________________________

                                   EXHIBIT A
                                 REVOLVING NOTE

$15,000,000                                                      July _____,1997
                                                             Seattle, Washington

     FOR VALUE RECEIVED, the undersigned, ADVANCED TECHNOLOGY LABORATORIES, INC. a Washington corporation (the "Borrower"), hereby promises to pay to the order of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK (the "Lender") on the Maturity Date the unpaid principal balance of all loans made under this Note, in a maximum amount not to exceed Fifteen Million Dollars ($15,000,000), together with interest thereon from the date hereof until maturity at a per annum rate equal to the Interest Rate (changing as the Interest Rate changes), and, if default shall occur in the payment when due (whether by acceleration or otherwise) of any principal amount hereunder, from the maturity of that amount until it is paid in full at a per annum rate equal to the Reference Rate (changing as the Reference Rate changes), plus two percent (2%). Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law.

     The Borrower further agrees as follows:

     1. All payments of principal and interest on this Note shall be made to Seafirst Bank, at its Commercial Loan Service Center, Seattle, Washington, in immediately available funds.

     2. As used herein "Interest Rate" shall mean the Reference Rate unless the Borrower shall elect to have some or all of the loans made hereunder accrue interest at the Quoted Rate or the LIBOR Rate as provided in Section 2.5(d) of the Revolving Credit Agreement and Guaranty dated July ______, 1997, among Lender, Borrower, and ATL ULTRASOUND, INC., as "Guarantor" ("Loan Agreement"). Accrued but unpaid interest on loans bearing interest at the Reference Rate shall be paid on (i) the last Business Day of each calendar quarter commencing on June 30, 1997, and continuing on the last Business Day of each March, June, September and December thereafter, (ii) the date of any principal payment (to the extent accrued on the principal amount paid) and (iii) at maturity. Accrued but unpaid interest on each Quoted Rate Loan or LIBOR Loan shall be paid (i) on the last day of each Applicable Interest Period, (ii) the date of any principal payment (to the extent accrued on the principal amount paid), (iii) at maturity and (iv) for LIBOR Loans for which the Applicable Interest Period is six months, interest shall also be payable on a day 90 days or three months, respectively, after the commencement of such Applicable Interest Period. Unpaid interest accruing on amounts in default shall be payable on demand.

     3. This Note is issued under and is subject to the terms of the Loan Agreement. In the event of any conflict between the terms of this Note and the Loan Agreement, the Loan Agreement shall control. Capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

     4. It is expressly provided that if any of the Events of Default defined in Sections 9.1(f) or 9.1(g) of the Loan Agreement shall occur, the entire unpaid balance of the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Loan Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by the Lender to be immediately due and payable in accordance with the terms of the Loan Agreement.

     5. The unpaid principal balance of the Loans made hereunder shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. This Note is given to avoid the execution of an individual note for each Loan by the Lender to the Borrower. This Note evidences a revolving credit and within the limits and on the conditions set forth in the Loan Agreement, prior to the Maturity Date, the Borrower may borrow, repay and reborrow hereunder. The Lender is hereby authorized to record on a schedule or computer-generated statement the date and amount of each Loan it makes hereunder and the date and amount of each payment of principal and interest thereon, and such schedule or statement shall constitute a part of this Note. Any such recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder.

     6. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

     7. In the event this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, except as provided in Section 11.11 of the Loan Agreement, the Borrower agrees and promises to pay reasonable attorneys' fees and collection costs, including all out-of-pocket expenses incurred by the Lender, and the allocated cost of in-house counsel.

     8. This Note has been executed and delivered in and shall be governed by and construed in accordance with the internal laws of the State of Washington. The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note.

BORROWER:

ADVANCED TECHNOLOGY LABORATORIES, INC., a Washington corporation



By:_________________________________

Its:________________________________

                                   EXHIBIT B
                               MULTICURRENCY NOTE

                                                                July _____, 1997
                                                             Seattle, Washington

     FOR VALUE RECEIVED, the undersigned, ADVANCED TECHNOLOGY LABORATORIES, a Washington corporation (the "Borrower"), hereby promises to pay to the order of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK (the "Lender") on the Maturity Date, in immediately available funds, all principal amounts advanced under this Note, pursuant to the terms, conditions, and definitions of the Revolving Credit Agreement and Guaranty dated July ______, 1997, among Lender, Borrower, and ATL ULTRASOUND, INC., as "Guarantor" ("Loan Agreement"), together with interest on the daily unpaid principal balance from the date of each Multicurrency Advance until paid in full in accordance with the Loan Agreement.

     This Note is the Multicurrency Note referred to in the Loan Agreement, and the Loan Agreement is incorporated herein.

     Each Multicurrency Advance shall be repaid in the currency which was advanced, and shall be repaid on the last day of its Applicable Interest Period. Interest accrued on each Multicurrency Advance under this Note shall be paid as provided in the Loan Agreement.

     1. All payments of principal and interest on this Note shall be made to Seafirst Bank, at its Commercial Loan Service Center, Seattle, Washington, in immediately available funds.

     2. This Note is issued under and is subject to the terms of the Loan Agreement. In the event of any conflict between the terms of this Note and the Loan Agreement, the Loan Agreement shall control. Capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

     3. It is expressly provided that if any of the Events of Default defined in Sections 9.1(f) or 9.1(g) of the Loan Agreement shall occur, the entire unpaid balance of the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Loan Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by the Lender to be immediately due and payable in accordance with the terms of the Loan Agreement.

     4. The unpaid principal balance of the Multicurrency Advances made hereunder shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. This Note is given to avoid the execution of an individual note for each Multicurrency Advance by the Lender to the Borrower. This Note evidences a revolving credit and within the limits and on the conditions set forth in the Loan Agreement, prior to the Maturity Date, the Borrower may borrow, repay and reborrow hereunder. The Lender is hereby authorized to record on a schedule or computer-generated statement the date and amount of each Loan it makes hereunder and the date and amount of each payment of principal and interest thereon, and such schedule or statement shall constitute a part of this Note. Any such recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder.

     5. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

     6. In the event this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, except as provided in Section 11.11 of the Loan Agreement, the Borrower agrees and promises to pay reasonable attorneys' fees and collection costs, including all out-of-pocket expenses incurred by the Lender, and the allocated cost of in-house counsel.

     7. This Note has been executed and delivered in and shall be governed by and construed in accordance with the internal laws of the State of Washington. The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note.

                                        BORROWER:

                                        ADVANCED TECHNOLOGY LABORATORIES,
                                        INC., a Washington corporation



                                        By:___________________________________

                                        Its:__________________________________

                                   EXHIBIT C

                        MULTICURRENCY BORROWING NOTICE

TO:       Seafirst Bank
          Metropolitan Commercial Team 2
          701 Fifth Ave., 11th Floor
          Seattle, Washington  98104
          Att'n: Hank Knottnerus
          Phone: (206) 358-3369
          Fax:  (206) 358-3113

          BORROWING INSTRUCTIONS:

          Date of Borrowing:                                      ______________
          Specify New Advance or Rollover:                        ______________
          Currency Type:                                          ______________
          Amount requested in applicable Currency:                ______________
          Interest Period (1, 2, 3, or 6 months):                 ______________

          WIRE INSTRUCTIONS:

          Bank Name:                                              ______________
          SWIFT Code:                                             ______________
          Account Name:                                           ______________
          Account Number:                                         ______________
          Attention:                                              ______________
          Phone Number:                                           ______________

     DATED as of this __________ day of _____________________________, 19______.

                                           ADVANCED TECHNOLOGY LABORATORIES


                                           By___________________________________

                                           Title________________________________

________________________________________________________________________________
Bank Use Only:

          Currency Borrowing Rate:                                ______________
          Plus Usage Factor (0.625% or 0.75%)                     ______________
          All-In Rate:                                            ______________
          Accrual Basis (actual/360 or actual/365/66)             ______________
          U.S.$ Equivalent:                                       ______________

                                   EXHIBIT D

                       QUARTERLY COMPLIANCE CERTIFICATE

          The undersigned, being the _______________________ of ATL ULTRASOUND, INC., a Washington corporation, (the "Guarantor"), does hereby certify to Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK, (the "Lender"), as follows:

          (a) This Certificate is given pursuant to Section 7.2 of that certain Revolving Credit Loan Agreement (the "Credit Agreement") dated as of July ______, 1997, among the Lender, the Guarantor and Advanced Technology Laboratories, Inc., a Washington corporation (the "Borrower").

          (b) The financial statements for the Fiscal Year [fiscal quarter] ended _________________ delivered with this Certificate pursuant to the requirements of Section 7.2 of the Credit Agreement have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and the results of operations of the Guarantor and the Consolidated Subsidiaries as of the end of and for such fiscal period.

          (c) Since the Fiscal Year-end report previously provided to the Lender pursuant to Section 6.6 or Section 7.2(ii) of the Credit Agreement, there have been no changes to the operations, business or financial condition of the Guarantor and the Consolidated Subsidiaries that would be sufficient to impact the Borrower's ability to repay any outstanding or requested Loans or that have resulted in, or are forecast by Borrower to result in, a Default or Event of Default.

          (d) There has not existed during the fiscal quarter ended _______________________ and there does not now exist any Event of Default or Default under the Credit Agreement.

          (e) If an Event of Default has existed or does exist, the nature of such event is as follows: ________________________________. Such Event of
Default occurred on ________________ and existed for a period of ____________________. Guarantor or Borrower took the following action, or propose to take the following action with respect to such Event of Default:_______________________

          (f) The computations and descriptions set forth in Schedule 1 hereto demonstrate compliance with Sections 7.11-7.13, 8.3-8.9 of the Credit Agreement.

          (g) Capitalized terms used herein and not otherwise defined shall have the meanings defined in the Credit Agreement.

          DATED this _____ day of _______________, 19___.

                                              ATL ULTRASOUND, INC., a Washington
                                                corporation

                                              By: ______________________________

                                              Its:______________________________

                SCHEDULE 1 TO QUARTERLY COMPLIANCE CERTIFICATE

Section 7.11 Quick Ratio
------------------------

  Actual Quick Ratio
  ------------------

  1.  Cash and Cash Equivalents         $__________

  2.  Short Term Marketable
      Securities                        $__________

  3.  Receivables (net of allowance
      for doubtful receivables and
      sales returns)                    $__________

  4.  Sum of 1, 2 & 3                                   $__________

  5.  Total Current
      Liabilities                                       $__________

  6.  Actual Quick Ratio
      (clause 4 divided
      by clause 5)                                      __________

  Permitted Minimum Quick Ratio                         Not less than
                                                        1.1 to 1

Section 7.12 Current Ratio
--------------------------

1. Consolidated Current
   Assets                               $________

2. Consolidated
   Current Liabilities                  $________

3. Current Ratio (clause 1 divided by clause 2)        ________

      Permitted Minimum Current Ratio                   Not less than 1.8 to 1.0

Section 7.13 Tangible Net Worth
-------------------------------

  Actual Tangible Net Worth
  as of               199
  -------------------------

  1.  Total assets as reflected
      on balance sheet           $__________

      Less excluded assets:
      a.  intangible assets                  $__________
      b.  cash in fund for
          redemption or retire-
          ment of capital stock              $__________
      c.  reserves to the extent
          not already deducted
          from total assets                  $__________
      d.  revaluation or write-up
          of book value of assets
          subsequent to Fiscal
          Year ended December 31, 1996       $__________

  2.  Sum of non-excluded
      assets                                                  $__________

  3.  Total Liabilities (as used
      in Section 7.13)                                        $__________

  4.  Difference between 2 and 3                              $__________

  5.  Cumulative Foreign Currency
      Translation Adjustments
      Excluded                                                $__________

  6.  Actual Tangible Net Worth
      (difference between 4 and 5)                            $__________

  Required Tangible Net Worth
  ---------------------------

  1.  90% of consolidated Tangible
      Net Worth of Borrower and
      its Subsidiaries as of
      December 31, 1996                                       $__________

  2.  50% of Consolidated Net
      Income since December 31, 1996
      (if positive)                                           $__________

  3.  Contribution to Tangible Net
      Worth arising since
      December 31, 1996, from
      additional equity (excluding
      equity adjustments arising
      from stock compensation
      plans)                                 $__________

  4.  Required Tangible Net Worth:
      (sum of 1, 2 and 3)                                  $__________


Section 8.3 Dividends
---------------------

  1.  Actual dividends since December 31, 1996             $__________

  2.  Permitted dividends:  50% of
      Consolidated Net Income since
      December 31, 1996                                    $__________


Section 8.4 Stock Repurchases
-----------------------------

  1.  Actual amount paid for
      acquisition of Guarantor stock
      during fiscal quarter ended
      ___________________                                  $__________

  2.  Total actual amount paid for
      acquisition of Guarantor stock
      in applicable Fiscal Year
      through quarter ended
      ___________________                                  $__________

  3.  Permitted amount to be paid
      for acquisition of Guarantor
      stock during any Fiscal Year                         $20,000,000


Section 8.5 Investments
-----------------------

  1.  Actual amount invested in any
      related business during fiscal
      quarter ended ________________
      (other than investments
      specifically permitted by
      subsections (a)-(b) of
      Section 8.5)                                         $__________
  2.  Total actual amount invested in
      any related business in applicable
      Fiscal Year through quarter ended
      ___________________ (other than
      investments specifically permitted
      by subsections (a)-(b) of Section 8.5)
                                                           $__________

  3.  Permitted amount to be invested
      in any related business during
      any Fiscal Year (other than
      amounts specifically permitted
      in subsections (a)-(b) of
      Section 8.5)                                         $15,000,000

Section 8.6 Merger or Sale of Assets
------------------------------------

  1.  Aggregate sales price of assets
      sold in fiscal quarter ended
      _______________ (other than
      sales permitted by clauses
      (a)-(e) of Section 8.6)                              $__________

  2.  Aggregate sales price of assets
      sold in applicable Fiscal Year
      through quarter ended
      ___________________ (other
      than sales permitted by clauses
      (a)-(e) of Section 8.6)                              $__________

  3.  Permitted asset sales during any
      Fiscal Year (other than sales
      permitted by clauses (a)-(e)
      of Section 8.6)                                      $15,000,000

      Description of asset sales of Guarantor or a Subsidiary that involve a sales price of more than $5,000,000 and are outside the ordinary course of business: ________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

Section 8.7 Capital Expenditures
--------------------------------

  1.  Aggregate capital expenditures of
      Guarantor and Subsidiaries for
      fiscal quarter ended _____________                   $__________

  2.  Aggregate capital expenditures of
      Guarantor and Subsidiaries in applicable
      Fiscal Year through quarter
      ended ___________________                            $__________

  3.  Permitted aggregate capital expenditures
      of Guarantor and Subsidiaries for any
      Fiscal Year                                          $25,000,000

Section 8.8 Leverage Ratio (Fiscal Year End Only)
--------------------------

  Actual Leverage Ratio as of ______________
  ---------------------

  1.  Consolidated total liabilities of
      Guarantor and Subsidiaries                           $__________

  2.  Consolidated Tangible Net Worth
      (as defined in Section 7.13) of
      Guarantor and Subsidiaries                           $__________

  3.  Leverage Ratio (clause 1 divided
      by clause 2)                                         __________

  Permitted Maximum Leverage Ratio                         Not greater
  --------------------------------
                                                           than 1.2 to 1.0

Section 8.9
-----------

Consolidated Net Losses
(Most recent quarter)

  1.  Consolidated Net Losses of
      Guarantor and its Subsidiaries
      During Quarter Ending ________                       $__________

  2.  Permitted Consolidated Net
      Losses of Guarantor and its
      Subsidiaries                                         $10,000,000

                                    Quarter
                                    Ending
                                    -------

Consolidated Net Losses
(Most recent 4 consecutive
quarters)

  1.    Consolidated Net Losses     _________  $___________
        of Guarantor and its        _________  $___________
        Subsidiaries                _________  $___________
                                    _________  $___________

                                    Total                  $___________

  2.  Permitted consolidated Net
      Losses of Guarantor and its
      Subsidiaries in any period of
      four consecutive fiscal
      quarters                                             $20,000,000

                                  SCHEDULE 3

                               NOTICE ADDRESSES

BORROWER:

ADVANCED TECHNOLOGY LABORATORIES

Advanced Technology Laboratories.
22100 Bothell Highway S.E.
Bothell, Washington  98021
Attn:  Senior Vice President, Finance
       and Administration

Phone: (206) 487-7000
Fax:   (206) 485-3680

GUARANTOR:

ATL ULTRASOUND, INC.

ATL Ultrasound, Inc.
22100 Bothell Highway S.E.
Bothell, Washington  98021
Attn:  Senior Vice President, Finance
       and Administration

Phone: (206) 487-7000
Fax:   (206) 485-3680


LENDER:

SEAFIRST BANK

Seafirst Bank
Metropolitan Wholesale, Team 2
701 Fifth Avenue, 11th Floor
Seattle, Washington  98104
Att:   Mr. Hendrikus T. Knottnerus,
       Vice President

Phone: (206) 358-3369
Fax:   (206) 358-3124